UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):       June 26, 2007
DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       (216) 755-5500

(Former name or former address, if changed since last report.)
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On June 26, 2007, Board of Directors authorized a common share repurchase program as part of the Company’s ongoing investment strategy to allocate capital to opportunities with the best reward and risk profiles. Under the terms of the program authorized by the Board, the Company may purchase up to a maximum value of $500 million of its common shares during the next two years. Stock repurchases may be made in the open market as well as through privately negotiated transactions. The timing, manner and amount of repurchases, if any, will be based on the Company’s evaluation of market conditions, applicable legal requirements and other factors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation
(Registrant)

Date July 2, 2007	/S/ William H. Schafer

William H. Schafer Executive Vice President and Chief Financial Officer